SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 23, 2005
VISEON, INC.
(Exact name of registrant as specified in its Charter)

Nevada (State or other jurisdiction of Incorporation)	0-27106 (Commission File Number)	41-1767211 (IRS Employer Identification Number)

8445 Freeport Parkway, Suite 245, Irving, Texas (Address of principal executive offices)		75063 (Zip Code)
Registrant’s telephone number, including area code: (972) 906-6300
N/A
(Former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 7.01 Regulation FD Disclosure.
     On August 23, 2005, Viseon, Inc., a Nevada corporation, issued a press release reporting that it has completed the sale of an aggregate 376 units of convertible preferred stock and common stock warrants for an aggregate purchase price of $9,400,000, based upon a per unit purchase price equal to $25,000. The sale of the preferred stock units was made pursuant to a series of Securities Purchase Agreements, between the registrant and certain accredited investors, which were entered into on or about August 17, 2005. A copy of the August 23 press release, attached hereto as Exhibit 99.1, is being furnished pursuant to Regulation FD and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.
99.1	Press Release of Viseon, Inc. dated August 23, 2005
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISEON, INC.
Date: August 23, 2005	By:	/s/ John C. Harris
John C. Harris
President and Chief Executive Officer

EXHIBIT INDEX

Number	Description of Exhibit
99.1	Press Release of Viseon, Inc. dated August 23, 2005